Exhibit 21

Subsidiaries of The Marcus Corporation as of December 28, 2023

The Marcus Corporation owns equity in the following entities:
Name State of Organization
B&G Realty, LLC Wisconsin
First American Finance Corporation Wisconsin
Hospitalitas Indemnity, Inc. Delaware
Marcus Consid, LLC Wisconsin
Marcus Hotels, Inc. Wisconsin
Marcus Restaurants, Inc. Wisconsin
Marcus Theatres Corporation Wisconsin
MCS Capital, LLC Wisconsin
Moorhead Green, LLC Delaware

B&G Realty, LLC is the sole member of the following limited liability companies:
Name State of Organization
    Marcus Southridge Development, LLC Wisconsin
MH Exchange III, LLC Wisconsin
MH Exchange IV, LLC Wisconsin
MH Exchange V, LLC Delaware
MH Exchange VI, LLC Delaware

Colony Inns Restaurant Corporation owns all of the equity in the following entities:
Name State of Organization
EFAH, LLC Wisconsin
International Exports, LLC Wisconsin
International Exports Chicago, LLC Wisconsin
SHIP, LLC Wisconsin

Igloo Acquisition, LLC is the sole member of the following limited liability company:
Name State of Organization
Igloo Acquisition Owner, LLC Delaware

Marcus Cinemas of Minnesota and Illinois, Inc. owns all of the equity in the following entity:
Name State of Organization
Marcus Cinemas of Wisconsin, LLC Wisconsin

Marcus Cinemas of Wisconsin, LLC is the sole member of the following limited liability company:
Name State of Organization
MMT Texny, LLC Texas

Marcus Development, LLC is the sole member of the following limited liability companies:
Name State of Organization
Marcus Management Las Vegas, LLC Nevada
Platinum Condominium Development, LLC Nevada
Platinum Holdings Las Vegas, LLC Nevada

Marcus Hotels, Inc. owns all of the equity in the following entities:
Name State of Organization
Grand Geneva, LLC Wisconsin
Marcus Bloomington, LLC Minnesota
Marcus Development, LLC Wisconsin

Marcus Edgewater, LLC Wisconsin
Marcus El Paso, LLC Wisconsin
Marcus Hotels Hospitality, LLC Wisconsin
Marcus Lincoln Hotel, LLC Wisconsin
Marcus North Hollywood, LLC Wisconsin
Marcus Northstar, Inc. Minnesota
Marcus Omaha, LLC Wisconsin
Marcus Omaha Ownership, LLC Wisconsin
Marcus RS, LLC Wisconsin
Marcus SCHIL, LLC Wisconsin
Marcus Skirvin, Inc. Wisconsin
Marcus SPB, LLC Wisconsin
Marcus Steel City, LLC Wisconsin
Marcus W, LLC Wisconsin
MH Exchange Holdings, LLC Wisconsin
Milwaukee City Center, LLC Wisconsin
Pfister, LLC Wisconsin
Rush Ontario, LLC Delaware

Marcus Midwest, LLC is the sole member of the following limited liability company:
Name State of Organization
MMT Lapagava, LLC Wisconsin

Marcus Restaurants, Inc. owns all of the equity in the following entities:
Name State of Organization
Café Refreshments, Inc. Wisconsin
Captains-Kenosha, Inc. Wisconsin
Colony Inns Restaurant Corporation Wisconsin

Marcus Skirvin, Inc. is a 60% member of the following limited liability company:
Name State of Organization
Skirvin Partners, LLC Oklahoma

Marcus Steel City, LLC is a 10% member of the following limited liability company:
Name State of Organization
Igloo Acquisition, LLC Delaware

Marcus Theatres Corporation owns all of the equity in the following entities:
Name State of Organization
Family Entertainment, LLC Wisconsin
Marcus Cinemas of Minnesota and Illinois, Inc. Illinois
Marcus Cinemas of Ohio, LLC Wisconsin
Marcus Midwest, LLC Wisconsin
Nebraska Entertainment, Inc. Nebraska
P-Corn Acquisitions of Minnesota and Illinois, LLC Wisconsin
P-Corn Acquisitions of Missouri Corporation      Missouri
Reach Cinema Releasing, Inc. Wisconsin

MH Exchange Holdings, LLC is the sole member of the following limited liability company:
Name State of Organization
MH Exchange, LLC Wisconsin